UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 7, 2005

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(I.R.S. Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                             Entry into a Material Definitive Agreement

On April 7, 2005, the Company, Westaff Support, Inc. and Patricia M. Newman executed an employment agreement effective as of March 16, 2005, the date on which Ms. Newman was appointed President and Chief Executive Officer of the Company (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, Ms. Newman will receive an annual base salary of $450,000.00.  In addition to her base salary, Ms. Newman is eligible for Incentive Bonus Compensation targeted at 40% of her base salary in an amount to be determined at the sole discretion of the Compensation Committee of the Board.  The Employment Agreement calls for Ms. Newman to receive a maximum bonus level of sixty percent (60%) of her Base Salary each fiscal year with no minimum bonus level based on performance criteria established by the Compensation Committee.  She will receive a prorated bonus for fiscal 2005 with a guaranteed minimum payment of $90,000.  A copy of the Employment Agreement is filed with this report as Exhibit 10.3.9.1.

Ms. Newman was also granted 20,000 shares of restricted common stock (“Restricted Stock”) of the Company, 5,000 shares to vest on the third anniversary of the date of the award, April 7, 2008.  The remaining 15,000 shares vest annually at the end of fiscal 2006, fiscal 2007 and fiscal 2008 provided such objective factors and performance criteria established by the Compensation Committee, in its sole discretion, are satisfied.  A copy of the Restricted Stock Agreement and Notice of Restricted Stock Award are filed with this report as Exhibit 10.3.9.2.

Ms. Newman was also granted stock options to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $3.22 per share, the closing price of a share of Common Stock as of the date of signing the Employment Agreement.  The options vest in five equal annual installments, with vesting of the first installment to occur upon the first anniversary of the effective date, or April 7, 2006.  A copy of the Notices of Grant of Stock Options is filed with this report as Exhibit 10.3.9.3.

As further described in the exhibits, the Restricted Stock and the stock options become fully vested and exercisable if Ms. Newman is either terminated without cause or demoted within one year after the effective date of “Change in Control,” a “Corporate Transaction,” or a “Hostile Takeover,” as defined in the Westaff, Inc. 1996 Stock Option/Stock Issuance Plan.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description of Document

10.3.9.1	Employment Agreement executed on April 7, 2005 between Westaff, Inc., Westaff Support, Inc. and Patricia M. Newman

10.3.9.2	Notice of Restricted Stock Award and Restricted Stock Agreement dated April 7, 2005

10.3.9.3	Notices of Grant of Stock Option dated April 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Senior Vice President and Chief Financial Officer

Date: April 13, 2005

EXHIBIT INDEX

Item 10.3.9.1	Employment Agreement executed on April 7, 2005 between Westaff, Inc., Westaff Support, Inc. and Patricia M. Newman

Item 10.3.9.2	Notice of Restricted Stock Award and Restricted Stock Agreement dated April 7, 2005

Item 10.3.9.3	Notices of Grant of Stock Option dated April 7, 2005